Exhibit 10.19

ADVISORY SERVICES AGREEMENT

THIS ADVISORY SERVICES AGREEMENT (this “Agreement”) is entered into as of October 24, 2016 (the “Effective Date”), by and between Jason Robinett, an individual and resident of the state of Pennsylvania (the “Advisor”), and Alliance MMA, Inc., a Delaware corporation (the “Company”).

NOW, THEREFORE, in consideration of the covenants and promises contained herein, the Company and the Advisor agree as follows:

1.       Term and Termination. This Agreement shall commence on the Effective Date and shall renew annually on the anniversary thereof (the “Term”). Notwithstanding the foregoing, this Agreement may be terminated on an anniversary date by either party upon ninety (90) days prior written notice to the other party. Company shall remain obligated to pay Advisor any amounts due pursuant to Section 3 under this Agreement prior to the effective date of termination.

2.       Services. Advisor agrees that he will, when and as requested by the Company, from time to time during the Term of this Agreement, provide technology consulting and advisory services to the Company (the “Services”) using the title of “Chief Technology Officer.” In particular the Advisor shall (i) establish the Company’s technical vision and lead all aspects of the Company’s technological development; (ii) work in a consultative fashion with Company leadership as an advisor of technologies that may improve their efficiency and effectiveness; (iii) conduct research and case studies on leading edge technologies, and make determinations on the desirability of implementation; and (iv) protect the confidentiality, integrity, and availability of the Company’s data and servers. The parties contemplate that the Services will be performed from the Advisor’s offices in the Seattle, Washington metropolitan area, but that from time to time the Company will request the Advisor to attend promotions, meetings or otherwise be present at the Company’s events wherever located. On such occurrences, the Company will pay or otherwise reimburse Advisor for the actual travel expenses incident to such events and meetings. Advisor will arrange the time and manner of performance of the consulting services based on a mutually agreeable schedule of duties and assignments working in close collaboration with the President. The Services shall be provided on a non-exclusive basis and with the expectation that there will be approximately 20 hours of Services provided per week.

3.       Compensation and Expenses.

(a)       The Company shall pay, and the Advisor agrees to accept, in consideration for the Services hereunder a monthly fee equal to six thousand six hundred and sixty-six and 66/100 dollars ($6,666.66) per month paid monthly in advance (the “Fees”). In addition to the Fees, the Advisor shall be awarded options (the “Advisor Options”) to acquire 40,000 shares of the Company’s Common Stock at an initial exercise price of $4.50 per share under the Company’s 2016 Equity Incentive Plan (the “Plan”). The Advisor Options shall vest over a three (3) year period in accordance with the terms of the Plan.

(b)       Other than as set forth in Section 2 above, the Advisor shall be responsible for his own expenses incurred in connection with this Agreement and the performance of the Services hereunder.

(c)       All Fees will be wired by the Company to an account designated by the Advisor from time to time.

4.       Relationship Between the Parties. Advisor is engaged by the Company only for the purpose and to the extent set forth in this Agreement and his relationship shall at all times be an independent contractor rather than a co-venturer, partner, or agent of the Company. Advisor is responsible for the payment of all federal, state and local income/earnings taxes on all sums paid to him and on behalf of any of his employees by the Company and understands that the Company is not obligated to provide workers’ compensation insurance coverage nor make social security or unemployment compensation contributions on his behalf. Further, Advisor is not entitled to participate in any plan, arrangement or distribution of any stock, bonus, profit sharing, group medical coverage, group life insurance coverage, long or short term disability arrangements, or any other benefits provided to employees of the Company as a result of this Agreement. Advisor shall have the sole responsibility for reporting and remitting all taxes due to any authority as a result of any Fee or other related expenses paid to Advisor under this Agreement and shall indemnify and hold the Company harmless from any breach of his obligation under this Section 4. It is agreed and understood that nothing in this Section 4 or elsewhere in this Agreement shall be deemed or construed to create or continue an employer-employee relationship between Advisor or any of his employees and the Company.

5.       Confidential Information.

(a)       The Advisor expressly acknowledges that, in the performance of his duties and responsibilities with the Company, it has been exposed since prior to the Effective Date, and will be exposed, to the trade secrets, business and/or financial secrets and confidential and proprietary information of the Company, its affiliates and/or its clients or business partners (“Confidential Information”). The term “Confidential Information” includes information or material that has actual or potential commercial value to the Company, its affiliates and/or its clients or business partners and is not generally known to and is not readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or customers.

(b)       Except as authorized in writing by the Company, during the performance of the Advisor’s duties and responsibilities for the Company and until such time as any such Confidential Information becomes generally known to and readily ascertainable by proper means to persons outside the Company, its affiliates and/or its clients or business partners, the Advisor agrees to keep strictly confidential and not use for its personal benefit or the benefit to any other person or entity (other than the Company) the Confidential Information. “Confidential Information” includes the following, whether or not expressed in a document or medium, regardless of the form in which it is communicated, and whether or not marked “trade secret” or “confidential” or any similar legend: (i) lists of and/or information concerning customers, prospective customers, suppliers, employees, Advisors, co-venturers and/or joint venture candidates of the Company, its affiliates or its clients or customers; (ii) information submitted by customers, prospective customers, suppliers, employees, Advisors and/or co-venturers of the Company, its affiliates and/or its clients or customers; (iii) non-public information proprietary to the Company, its affiliates and/or its clients or customers, including, without limitation, cost information, profits, sales information, prices, accounting, unpublished financial information, business plans or proposals, expansion plans (for current and proposed facilities), markets and marketing methods, advertising and marketing strategies, administrative procedures and manuals, the terms and conditions of the Company’s contracts and trademarks and patents under consideration, distribution channels, franchises, investors, sponsors and advertisers; (iv) proprietary technical information concerning products and services of the Company, its affiliates and/or its clients, business partners or customers, including, without limitation, product data and specifications, diagrams, flow charts, know how, processes, designs, formulae, inventions and product development; (v) lists of and/or information concerning applicants, candidates or other prospects for employment, independent contractor or Advisor positions at or with any actual or prospective customer or client of Company and/or its affiliates, any and all confidential processes, inventions or methods of conducting business of the Company, its affiliates and/or its clients, business partners or customers; (vi) acquisition or merger targets; (vii) business plans or strategies, data, records, financial information or other trade secrets concerning the actual or contemplated business, strategic alliances, policies or operations of the Company or its affiliates; or (viii) any and all versions of proprietary computer software (including source and object code), hardware, firmware, code, discs, tapes, data listings and documentation of the Company; or (ix any other confidential information disclosed to the Advisor by, or which the Advisor obligated under a duty of confidence from, the Company, its affiliates, and/or its clients, business partners or customers.

(c)       The Advisor affirms that it does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any third party in providing Services to the Company.

(d)       Upon termination of this Agreement, the Advisor shall deliver forthwith to the Company any and all originals and copies of Confidential Information.

6.       Governing Law. All issues and disputes concerning, relating to or arising out of this Agreement, including, without limitation, the construction and interpretation of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to that State’s principles of conflicts of law.

7.       Severability. The Advisor and the Company agree that any provision of this Agreement deemed unenforceable or invalid may be reformed to permit enforcement of the objectionable provision to the fullest permissible extent. Any provision of this Agreement deemed unenforceable after modification shall be deemed stricken from this Agreement, with the remainder of the Agreement being given its full force and effect.

8.       Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective unless such modification, amendment or waiver is approved in writing by both parties hereto. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement.

9.       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall bind the parties hereto to the same extent as original signatures.

******

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ALLIANCE MMA, INC.

By:	/s/ Paul K. Danner, III
Name: Paul K. Danner, III
Title: Chairman and CEO

/s/ Jason Robinette
Jason Robinett

4